Exelon Corporation
2020 Long-Term Incentive Plan
Performance Share
Award Notice
[Name of Participant]
You have been granted a performance share award with respect to shares of common stock of Exelon Corporation, a Pennsylvania corporation (the “Company”), pursuant to the terms and conditions of the Exelon Corporation 2020 Long-Term Incentive Plan (the “Plan”) and the Performance Share Award Agreement (together with this Award Notice, the “Agreement”). The Performance Share Award Agreement is attached, and the Plan and the Performance Share Award Agreement are available to you on the Plan’s administrative service provider’s site. Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.

Performance ShareAward:	You have been awarded a performance share award with respect to a target of [●] shares of Common Stock, without par value, subject to adjustment as provided in the Plan (the “Target Shares”).
Grant Date:	[●]
Performance Conditions and Vesting Schedule:
Except as otherwise provided in the Plan, the Agreement or any other agreement between the Company or any of its Subsidiaries and Participant, the number of shares of Common Stock earned under the Award (the “Earned Shares”) or cash in lieu thereof shall be determined by the Committee in its sole discretion as a percentage of the number of Target Shares based on the achievement of the performance goals set forth in this Award Notice over the performance period beginning on January 1, 20[●] and ending on December 31, 20[●] (the “Performance Period”), and shall vest if the Participant remains continuously employed by the Company through the last day of the Performance Period.

Form of Payment:
The Award shall be payable 50% in shares of Common Stock and 50% in cash in lieu of shares, except that if the Participant has achieved 200% of his or her share ownership requirement as of September 30, 2022 (or, if earlier, the September 30 immediately preceding his or her termination of employment), then the Award shall be payable 100% in cash. If payment is made in cash, the Fair Market Value of the Earned Shares shall be determined as of an administratively practicable date preceding the date the payment is made, as determined by the Company.

ACTIVE 258896144

Performance Share Metrics and Targets:

[Performance Metric]: [●]% of Award

	Performance Level	Percentage of Target Shares Earned
Below Threshold	Less than [●]	0%
Threshold	[●]	50%
Target	[●]	100%
Maximum	[●] or above	150%

[Performance Metric]: [●]% of Award

	Performance Level	Percentage of Target Shares Earned
Below Threshold	Less than [●]	0%
Threshold	[●]	50%
Target	[●]	100%
Maximum	[●] or above	150%

[Performance Metric]: [●]% of Award

	Performance Level	Percentage of Target Shares Earned
Below Threshold	Less than [●]	0%
Threshold	[●]	50%
Target	[●]	100%
Maximum	[●] or above	150%

Total Shareholder Return (“TSR”) Modifier

The aggregate weighted goal result is then adjusted by a percentage equal to the difference (either positive or negative) between the Company’s TSR percentage for the performance period and the aggregate TSR percentage of the Philadelphia Utility Index for such period (provided that the adjusted payout level shall not exceed 200% of target). In addition, in the event the Company’s TSR for the performance period is negative, the amount payable under the Award shall not exceed target.

Performance Between Specified Levels
The percentage of Shares that become Earned Shares shall be determined using interpolation between performance levels as set forth above and none of the shares of common stock subject to a performance goal shall be Earned Shares for performance below the threshold performance level.

Adjustments to Target Levels and Payouts
In the event the Participant transfers between full- and part-time status during the Performance Period, the Participant’s Award will be appropriately pro-rated based on each such period of employment. The Participant’s Award also will be pro-rated for any period of unpaid leave-of-absence equal to or exceeding 24 months during the Performance Period. The Award is subject to adjustment for any promotion or demotion occurring within the first six months of the Performance Period.
The Committee, in its sole discretion, may amend or adjust either the target levels of performance set forth herein or the applicable performance results in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting principles, and may adjust the final amount payable based on company-wide performance or general market/economic conditions.

EXELON CORPORATION

By:
Name:	[ ]
Title:	[ ]

Exelon Corporation
2020 Long-Term Incentive Plan
Performance Share Award Agreement
Exelon Corporation, a Pennsylvania corporation (the “Company”), hereby grants to the individual (the “Participant”) named in the award notice attached hereto (the “Award Notice”) as of the date set forth in the Award Notice (the “Grant Date”), pursuant to the provisions of the Exelon Corporation 2020 Long-Term Incentive Plan (the “Plan”), a performance share award (the “Award”) with respect to the number of Target Shares of the Company’s Common Stock, without par value (“Stock”), set forth in the Award Notice, upon and subject to the restrictions, terms and conditions set forth in the Plan and this agreement (the “Agreement”). Capitalized terms not defined herein shall have the meanings specified in the Plan.
1.Award Subject to Acceptance of Agreement. The Award shall be subject to the terms and conditions of this Agreement and shall be deemed to be accepted by the Participant unless the Participant declines the Award in writing within 90 days after the Grant Date.
2.    Rights as a Stockholder. The Participant shall not be entitled to any privileges of ownership with respect to the shares of Stock subject to the Award unless and until, and only to the extent, such shares become Earned Shares pursuant to the Award Notice and become vested pursuant to Section 3 hereof and the Participant becomes a stockholder of record with respect to such shares.
3.    Restriction Period and Vesting.
3.1.    Performance-Based Vesting Conditions. Subject to the remainder of this Section 3, the number of shares that become Earned Shares shall be determined in accordance with the terms of this Agreement and the Plan based on the achievement of the performance goals and adjustments set forth in the Award Notice (the “Performance Measures”) over the performance period set forth in the Award Notice (the “Performance Period”), and shall vest if the Participant remains in continuous employment with the Company through the last day of the Performance Period. Attainment of the Performance Measures shall be determined and approved by the Committee prior to the settlement of the Award.
3.2.    Termination of Employment.
(a)    Termination Due to Retirement, Death or Disability. If the Participant’s employment with the Company and the Subsidiaries terminates by reason of Retirement, Disability or death, and the Participant has not breached his or her obligations to the Company or any of its affiliates under any Restrictive Covenant, then (i) if such event occurs within the first 12 months of the Performance Period, then the Participant shall become vested in a pro-rated number of the Earned Shares (or cash in lieu thereof) based on the number of elapsed days in such 12-month period as of the termination date (pro-ration determined by dividing the number of elapsed days by 365), and (ii) if such event occurs after the first 12 months of the Performance Period, then the

Participant shall become fully vested in all Earned Shares (or cash in lieu thereof); in each case based on the extent to which the applicable performance goals are attained at the end of the Performance Period. In either event, the Earned Shares shall be issued, or the cash in lieu of such Earned Shares paid, within 2 1/2 months after the last day of the Performance Period.
(b)    Termination Due to Involuntary Termination Without Cause. If the Participant’s employment with the Company and the Subsidiaries terminates prior to the end of the Performance Period by reason of involuntary termination without Cause (or by the Participant for “good reason,” if applicable under, and as defined in, an executive severance plan in which such Participant participates), and the Participant timely executes a waiver and release provided by the Company and has not breached his or her obligations to the Company or any of its affiliates under any Restrictive Covenant, then (i) if the Participant is eligible for Retirement as of the termination date, then the Participant shall become vested in a pro-rated number of the Earned Shares (or cash in lieu thereof) as determined under the applicable provisions of paragraph (a) above, and (ii) if the Participant is not eligible for Retirement as of the termination date, then the Participant shall become vested in a pro-rated number of Earned Shares (or cash in lieu thereof) based on the number of elapsed days in the Performance Period as of the termination date (with such proration determined by dividing the number of elapsed days by the total number of days in the Performance Period); in each case based on the extent to which the applicable performance goals are attained at the end of the Performance Period. In either event, the Earned Shares shall be issued, or the cash in lieu of such Earned Shares paid, within 2 1/2 months after the last day of the Performance Period.
(c)    Termination for any Other Reason. If the Participant’s employment with the Company and the Subsidiaries terminates prior to the end of the Performance Period for any reason other than those specified in paragraphs (a) and (b) above, or if Participant breaches or threatens to breach his or her obligations under any Restrictive Covenant or does not timely execute any waiver and release as required by the Company, then the Award shall be immediately forfeited by the Participant and cancelled by the Company.
3.3.    Change in Control. In the event of a Change in Control, the Board may, in its discretion: (i) require that (A) the Performance Period shall lapse in full or in part, and (B) the Performance Measures shall be deemed to be satisfied at the target or any other level not exceeding the maximum levels allowable under the Award; (ii) require that shares of capital stock of the company resulting from such Change in Control, or the parent corporation thereof, be substituted for some or all of the shares of Stock subject to the Award, with an appropriate and equitable adjustment to the Award as determined by the Board; and/or (iii) require outstanding Awards, in whole or in part, to be surrendered to the Company by the Participant, and to be immediately cancelled by the Company, and to provide for the Participant to receive (A) a cash payment in an amount equal to the number of shares of Stock then subject to the portion of the Award surrendered, to the extent the Performance Period has lapsed or will lapse pursuant to clause (i) of this Section 3.3, and to the extent that the Performance Measures have been satisfied, multiplied by the Fair Market Value of a share of Stock as of the date of the Change in Control; (B) shares of capital stock of the corporation resulting from such Change in Control, or a parent corporation thereof, having a Fair Market Value not less than the amount determined in clause (iii)(A) of this

Section 3.3; or (C) a combination of a payment of cash pursuant to clause (iii)(A) of this Section 3.3 and the issuance of shares pursuant to clause (iii)(B) of this Section 3.3.
3.4.    Definitions.
(a)    Cause. For purposes of this Award, “Cause” shall mean (A) with respect to a Participant whose position is at least salary band E09 (or its equivalent), the meaning of such term as defined in the Exelon Corporation Senior Management Severance Plan as in effect from time to time, or any successor plan thereto, or (B) with respect to any other Participant, the meaning of such term as defined in the Exelon Corporation Severance Benefit Plan as in effect from time to time, or any successor plan thereto, regardless of whether Participant is eligible to participate in such plan.
(b)    Disability. For purposes of this Award, “Disability” shall have the meaning specified in any long-term disability plan maintained by the Company in which Participant is eligible to participate; provided that a Disability shall not be deemed to have occurred until the Company and the Subsidiaries have terminated Participant’s employment in connection with such disability, and Participant has commenced the receipt of long-term disability benefits under such plan. If Participant is not eligible to participate in a long-term disability plan maintained by the Company, then Disability means a termination of Participant’s employment by the Company and the Subsidiaries due to the inability of Participant to perform the essential functions of Participant’s position, with or without reasonable accommodation, for a continuous period of at least twelve months, as determined solely by the Committee.
(c)    Restrictive Covenant. For purposes of this Award, “Restrictive Covenant” shall mean any non-competition, non-solicitation, confidentiality, intellectual property or other restrictive covenant to which Participant is subject, required as a condition to receipt of this Award or contained in any other agreement between Participant and the Company or any of its affiliates.
(d)    Retirement. For purposes of this Award, “Retirement” shall mean the retirement of the Participant from employment with the Company or Subsidiaries (other than a termination upon death, disability or involuntary termination for Cause) on or after attaining at least age 55 and completing at least ten years of service with the Company or Subsidiaries.
4.    Issuance or Delivery of Shares and Payment of Cash. Subject to Section 7.12 and except as otherwise provided for herein or in the Plan, the Company shall issue, deliver or pay to the Participant, subject to the conditions of this Agreement, the vested portion of any Earned Shares, or cash in lieu thereof, not later than March 15th of the year following the completion of the Performance Period. Any issuance or delivery of shares of Stock shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance or delivery, except as otherwise provided in Section 7. Prior to the issuance to the Participant of the shares of Stock subject to the Award, the Participant shall have no direct or secured claim in any specific assets of the Company or in such shares of Stock, and will have the status of a general unsecured creditor of the Company.

5.    Clawback of Proceeds.
5.1.    Clawback of Proceeds. If Participant breaches his or her obligations to the Company or any Subsidiary under a Restrictive Covenant, the Award shall be cancelled as of the date on which the Participant first breached such Restrictive Covenant and the Company thereafter may require the repayment of any amounts received by Participant after such date in connection with the Award, in accordance with Section 1.8 of the Plan. In addition, the Award and any Shares issued or cash paid pursuant to the Award shall be subject to clawback pursuant to the Clawback Policy contained in the Exelon Corporation Corporate Governance Principles, as in effect from time to time, including any amendments thereto or new clawback policies required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing applicable stock exchange listing standards or rules and regulations thereunder, or as otherwise required by law or regulation.
5.2.    Right of Setoff. The Participant agrees that by accepting the Award the Participant authorizes the Company and its affiliates, to the extent permitted under Section 409A of the Code, to deduct any amount or amounts owed by the Participant pursuant to this Section 5 from any amounts payable by or on behalf of the Company or any affiliate to the Participant, including, without limitation, any amount payable to the Participant as salary, wages, vacation pay, bonus or the vesting or settlement of the Award or any stock-based award. This right of setoff shall not be an exclusive remedy and the Company’s or an affiliate’s election not to exercise this right of setoff with respect to any amount payable to the Participant shall not constitute a waiver of this right of setoff with respect to any other amount payable to the Participant or any other remedy.
6.    Transfer Restrictions and Investment Representation.
6.1.    Nontransferability of Award. The Award may not be transferred by the Participant other than by will or the laws of descent and distribution. Except to the extent permitted by the foregoing sentence, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, the Award and all rights hereunder shall immediately become null and void.
6.2.    Investment Representation. The Participant hereby covenants that (a) any sale of any share of Stock acquired upon the vesting of the Award shall be made either pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws and (b) the Participant shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the shares and, in connection therewith, shall execute any documents which the Committee shall in its sole discretion deem necessary or advisable.

7.    Additional Terms and Conditions of Award.
7.1.    Withholding Taxes. As a condition precedent to the issuance or delivery of the Stock upon the vesting of the Award, at the Company’s discretion either (i) the Participant shall pay to the Company such amount as the Company (or an affiliate) determines is required, under all applicable federal, state, local, foreign or other laws or regulations, to be withheld and paid over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award or (ii) the Company or an affiliate may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company or an affiliate to the Participant, which may include the withholding of whole shares of Stock which would otherwise be delivered to the Participant having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises, equal to the Required Tax Payments, in either case in accordance with such terms, conditions and procedures that may be prescribed by the Company. Shares of Stock withheld may not have a Fair Market Value in excess of the amount determined by applying the maximum individual statutory tax rate in the Participant’s jurisdiction; provided that the Company shall be permitted to limit the number of shares so withheld to a lesser number if necessary, as determined by the Company, to avoid adverse accounting consequences or for administrative convenience; provided, however, that if a fraction of a share of Stock would be required to satisfy the maximum individual statutory rate in the Participant’s jurisdiction, then such fraction of a share of Stock shall be disregarded and the remaining amount due shall be paid in cash by the Participant or paid in fractional form, as determined by the Committee. No certificate representing a share of Stock shall be delivered until the Required Tax Payments have been satisfied in full. Any determination by the Company with respect to the withholding of shares of Stock to satisfy the Required Tax Payments shall be made by the Committee if the Participant is subject to Section 16 of the Exchange Act. To the extent the Award is paid in cash, the Required Tax Payments shall be withheld from such payment.
7.2.    Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares of Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, the shares of Stock subject to the Award shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.
7.3.    Award Confers No Rights to Continued Employment. In no event shall the granting of the Award or its acceptance by the Participant, or any provision of the Agreement or the Plan, give or be deemed to give the Participant any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time.

7.4.    Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.
7.5.    Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Participant, acquire any rights hereunder in accordance with this Agreement or the Plan.
7.6.    Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Exelon Corporation, 10 South Dearborn Street, Chicago, IL 60603, Attn: Vice President, Corporate Compensation, and if to the Participant, to the last known mailing address of the Participant contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.
7.7.    Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the Commonwealth of Pennsylvania and construed in accordance therewith without giving effect to principles of conflicts of laws, and, to the extent applicable, Section 409A of the Code.
7.8.    Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control. The Participant hereby acknowledges receipt of a copy of the Plan.
7.9.    Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant.
7.10.    Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.
7.11.    Amendment and Waiver. The Company may amend the provisions of this Agreement at any time; provided that an amendment that would adversely affect the Participant’s rights under this Agreement shall be subject to the written consent of the Participant. No course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.
7.12.    Compliance with Section 409A of the Code. This Award is intended to be exempt from or comply with Section 409A of the Code, and shall be interpreted and construed accordingly. To the extent this Agreement provides for the Award to become vested and be settled upon the Participant’s termination of employment, the applicable shares of Stock shall be transferred to the Participant or his or her beneficiary upon the Participant’s “separation from service,” within the meaning of Section 409A of the Code; provided that if the Participant is a “specified employee,” within the meaning of Section 409A of the Code, then to the extent the Award constitutes nonqualified deferred compensation, within the meaning of Section 409A of the Code, such shares of Stock shall be transferred to the Participant or his or her beneficiary upon the earlier to occur of (i) the six-month anniversary of such separation from service and (ii) the date of the Participant’s death.